Exhibit 23.2
March 1, 2007
To Whom It May Concern:
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS
     Data & Consulting Services Division of Schlumberger Technology Corporation consents to the references to our firm in the form and context in which they appear in the Annual Report on Form 10-K of Quicksilver Resources Inc. (the “Company”) for the year ended December 31, 2006. We further consent to the use of information contained in our reports, as of December 31, 2006, 2005 and 2004, setting forth the estimates of revenues from the Company’s oil and gas reserves in such Annual Report on Form 10-K. We further consent to the incorporation by reference of such Annual Report on Form 10-K into Registration Statement Nos. 333-69496, 333-89204, 333-92196 and 333-130597 on Form S-3 and Registration Statement Nos. 333-134430, 333-94387, 333-91526, 333-113617 and 333-116180 on Form S-8 of the Company.

DATA & CONSULTING SERVICES DIVISION OF SCHLUMBERGER TECHNOLOGY CORPORATION

By:	/s/ Charles M. Boyer II

Charles M. Boyer II, P.G. Operations Manager Pittsburgh Consulting Services
Pittsburgh, Pennsylvania
March 1, 2007